Exhibit No. 10.9.8.

[*] indicates that the confidential portion has been omitted from this filed exhibit and filed separately with the Securities and Exchange Commission.


                                  Amendment 11
                                  ------------
                                     To The
                                     ------
                              Coal Sales Agreement
                              --------------------



This Amendment Number Eleven to Coal Sales Agreement ("Amendment") is dated August 31, 2001, to become effective as described herein, by and among San Juan Coal Company, a Delaware corporation ("SJCC"), and Public Service Company of New Mexico, a New Mexico corporation ("PNM") and Tucson Electric Power Company, an Arizona corporation ("TEP") (collectively, the "Utilities"), (with SJCC and Utilities herein sometimes collectively referred to as "Parties").

                                    RECITALS

Whereas, SJCC and the Utilities are parties to that certain Coal Sales Agreement, dated August 18, 1980, as amended (the "CSA");

Whereas, SJCC, San Juan Transportation Company, and the Utilities are parties to the Underground Letter Agreement dated August 31, 2000 ("UGLA");

Whereas, through this amendment the Parties wish to implement a portion of the UGLA and modify the CSA; and,

Whereas, the Parties intend to address other elements of the UGLA through other agreements.

Now, therefore, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SJCC and the Utilities hereby agree as follows:



                                    AGREEMENT

1. The terms of this Amendment become effective upon execution by all Parties and satisfaction of the conditions precedent.

2.  The conditions precedent to this Amendment becoming effective are:

    Final approval of this Amendment by the San Juan Fuels Committee pursuant to the requirements of the San Juan Project Participation Agreement dated as of October 27, 1999, to be obtained no later than September 28, 2001, and written notification of such approval to SJCC by the Utilities.

    Execution of the Consent of Guarantor in the form attached to this Agreement and incorporated herein to be obtained no later than September 28, 2001, and provided to Utilities by SJCC.

3.  Paragraph 2.4 of the CSA, "Options of Utilities" is deleted in its entirety.

4. Paragraph 9.8(b) of the CSA "Payments" is superseded and is replaced in its entirety with the following:
           "9.8(b) Payments. Invoices submitted by SJCC in accordance with Subparagraph 9.8(a) and any supplemental or true-up invoices shall be due and payable by Utilities on the twenty-second (22nd) day of the month succeeding the month for which such invoice is submitted, or on the twelfth (12th) day after receipt of the invoice by Utilities, whichever date is later. Payment shall be made to SJCC by electronic funds transfer to such bank account as SJCC may from time to time designate."

5. Paragraph 8.3 of the CSA, "Reserve of Stripped Coal" is superseded and is replaced in its entirety with the revised Paragraph 8.3 as follows:

          "8.3 Reserve of Coal - "Reserve of Coal" shall mean all coal on SJCC's premises that is mined coal in storage or un-mined coal from which the overburden has been removed."

6. A new Paragraph 17.11 "Waiver of Consequential Damages" is hereby added to Paragraph 17 "General Provisions" of the CSA. The new paragraph in its entirety follows:

          "17.11 Waiver of Consequential Damages - The Parties waive any recovery of consequential damages related to breach of this Agreement."

7. Paragraph 16 of the CSA, "Termination", is superseded and is replaced in its entirety with the revised Paragraph 16 as follows:

          "16.1 Non-Normal Conditions, Right to Cure, and Offers of Non-SJCC
          Coal.

                 The Parties intend that in the effort to avoid Material Default, the provisions of this Paragraph 16.1 shall be utilized before notice of Material Default Conditions is provided pursuant to Paragraph 16.2.

          (a) Non-Normal Conditions. Non-Normal Conditions exist when any of the following three conditions are present:

                 (1) The Reserve of Coal is below the level of 1.2 million Tons,

                 (2) SJCC has determined that there is a reasonable probability that the Reserve of Coal will in the near future fall below the level of 1.2 million Tons, or

                 (3) SJCC anticipates or is experiencing any other condition that may prevent SJCC from delivering coal according to this Agreement.

         (b) Notice. SJCC shall provide written notice to the Utilities if any Non-Normal Conditions exist, or the Joint Committee may determine that Non-Normal Conditions exist, which shall constitute notice to SJCC and the Utilities as of the date of such written determination.

         (c) Prevention Due to Uncontrollable Forces. In addition to providing written notice of Non-Normal Conditions, SJCC may elect to declare that the performance is prevented by reason of uncontrollable forces in accordance with the terms of Paragraph 17.1 "Uncontrollable Forces".

         (d) Coal Usage Forecast. Within fifteen (15) days after receipt of notice of Non-Normal Conditions, the Utilities will review dispatch at San Juan Station and provide to SJCC an updated coal usage forecast.

         (e) Cure of Non-Normal Conditions. The Parties intend that cooperation among the Parties in developing and agreeing upon a Cure Plan (as defined below) is preferable to pursuing termination of this Agreement. The Parties will provide reasonable cooperation to facilitate SJCC's cure of Non-Normal Conditions to avoid Material Default while allowing the Utilities to continue operation of the San Juan Station. To initiate and effectuate cure of the Non-Normal Condition, SJCC shall do the following:

                  (1) Provide within fifteen (15) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, a written cure plan to the Joint Committee describing SJCC's proposed means of curing the Non-Normal Conditions and its proposed deliveries in the interim ("Cure Plan");

                  (2) Within thirty (30) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, SJCC may provide written offers to the Utilities to supply Non-SJCC Coal. If the Non-Normal Conditions are caused by uncontrollable forces pursuant to Paragraph 17.1, then such Non-SJCC Coal will be priced [*]. If there is a dispute whether the Non-Normal Conditions are caused by uncontrollable forces, the Non-SJCC Coal will be priced [*] and will be adjusted if necessary when the dispute is resolved. If the Non-Normal Conditions are not caused by uncontrollable forces, then, the Non-SJCC Coal shall be priced at [*]. SJCC will provide quality information for the Non-SJCC Coal with the written offers and will propose the delivery schedule and quantity of Non-SJCC Coal to be supplied.

                  (3) Within fifteen (15) days after receipt of a proposed Cure Plan, the Joint Committee shall meet to consider and act on the Cure Plan.

                  (4) Within fifteen (15) days after receipt of an offer to supply Non-SJCC Coal, the Joint Committee will meet to approve or reject the Non-SJCC Coal offer. Failure to approve the offer shall constitute its rejection.

                  (5) For offers of Non-SJCC Coal only, SJCC will meet the revised coal minimum quality standard of at least 8700 BTU per pound measured as provided in Paragraph 5.2.

                  (6) As part of its Cure Plan, SJCC will provide weekly written notice to the Utilities of the daily inventory levels of Reserve of Coal.

         (f) Rejection of Non-SJCC Coal. If the Joint Committee rejects an offer of Non-SJCC Coal that is proposed and if the price of that Non-SJCC Coal offer is [*], then the offer of Non-SJCC Coal will be credited as coal delivered for the sole purpose of determining whether a Material Default Condition exists, unless the Joint Committee agrees that the Non-Normal Condition is due to uncontrollable forces, in which case Material Default provisions are inapplicable.

         (g) Rejection of Non-SJCC Coal after Initial Approval. If the Utilities determine and the Joint Committee agrees that delivery of coal from a certain Non-SJCC Coal source is shown to materially impair operations at the San Juan Station, the Utilities may reject the unburned portion of that coal and, if so, SJCC shall terminate delivery of that coal. The remainder of such rejected coal shall not be credited as coal delivered for purposes of determining whether a Material Default Condition exists.

         (h) Termination of Non-Normal Conditions. The Non-Normal Conditions will terminate when all of the following occur:

                  (1)  The Reserve of Coal exceeds 1.2 million Tons;

                  (2) SJCC can supply the quantities of coal required by this Agreement from the Coal Leases and/or previously acquired Non-SJCC Coal;

                  (3)  SJCC can meet normal coal quality specifications; and

                  (4) SJCC gives written notice of the termination of Non-Normal Conditions.

   16.2  Material Default.

         (a) Material Default Conditions. The existence of any of the following material default conditions ("Material Default Conditions") may result in a Material Default by SJCC:

                  (1)  Failure of SJCC to deliver coal as specified in Paragraph
                       3.1 such that:

                       (i) A ten percent (10%) per month or greater shortfall in deliveries as set forth in Exhibit "D" "San Juan Generation Station" occurs in any six (6) consecutive months (as adjusted pursuant to Paragraph 16.1(f) and (g)); or

                       (ii) A cumulative shortfall of sixty percent (60%) in deliveries as set forth in Exhibit "D" "San Juan Generation Station" occurs over any three (3) month period (as adjusted pursuant to Paragraph 16.1(f) and (g));

                  (2) Failure of SJCC to comply with the requirements of Paragraph 5.2 "Coal Quality" (as amended by Paragraph 16.1(e)(5) in the event that Non-SJCC Coal is supplied under Non-Normal Conditions);

                  (3) Failure of SJCC to maintain a Reserve of Coal greater than 250,000 Tons.

                  The occurrence of any of these three conditions is not itself a Material Default.

         (b)      A Material Default exists when

                  (1)  one or more of the Material Default Conditions exist;

                  (2) notice is provided pursuant to Paragraph 16.2(c) "Notice of Material Default Conditions;" and

                  (3) SJCC fails to avoid Material Default under Paragraph 16.2(d) "Avoidance of Material Default."

         (c) Notice of Material Default Condition(s). SJCC shall not be in Material Default under this Agreement unless and until SJCC shall have received from Utilities written notice of one or more Material Default Conditions specifying the particulars. SJCC may seek to avoid or cure the Material Default Condition(s) pursuant to the provisions of Paragraph 16.2(d). SJCC shall not be conclusively deemed in Material Default if SJCC disputes the existence of any alleged Material Default unless and until there is a final resolution pursuant to Paragraph 14 to determine the existence or non-existence of Material Default.

         (d) Avoidance of Material Default. SJCC can prevent any of the Material Default Conditions from becoming a Material Default by any one or more of the following actions:

                  (1) SJCC proceeds with due diligence to cure the alleged Material Default Condition(s) within thirty (30) days of receipt of the notice of Material Default Condition(s);

                  (2) BHP Minerals International Inc. proceeds with due diligence to cure the alleged default within thirty (30) days of receipt of the notice of Material Default Condition(s);

                  (3) SJCC declares prevention of performance by reason of uncontrollable forces pursuant to Paragraph 17.1 "Uncontrollable Forces," and that declaration is not subsequently invalidated by arbitration;

                  (4) SJCC gives notice of Non-Normal Conditions and operates according to a Cure Plan approved by the Joint Committee; or

                  (5) SJCC disputes the existence of Material Default Condition(s), and there is a final resolution pursuant to Paragraph 14 "Arbitration" of this Agreement that SJCC was not in Material Default hereunder.

         (e) Utilities' Remedies for SJCC's Material Default. Upon a Material Default caused by the existence of a Material Default Condition that is not avoided pursuant to Paragraph 16.1(c), the Utilities shall have the following remedies:

                  (1) The Utilities may terminate this Agreement for Material Default. Upon termination for Material Default, the Utilities shall have the options set forth in Paragraph
                       16.3 "Termination."

                  (2) Only in the event of an emergency situation as provided in Paragraph 13.1, Utilities or Utilities' agents may, in lieu of seeking termination or any other remedy, go upon SJCC's facilities, use SJCC's equipment to mine coal therefrom, and deliver such coal to the delivery points. The compensation to be paid by Utilities to SJCC for such use of SJCC's equipment shall be agreed upon by the Joint Committee. Such operations by Utilities shall terminate when SJCC gives notice that SJCC is able to assume normal deliveries.

                  (3) In addition to the rights provided in Paragraph 16.3 to termination and the limited right to mine, Utilities shall have any other remedies provided by law, subject to the waiver of consequential damages in Paragraph 17.11 of this Agreement.

   16.3  Termination.

         (a) Options of Utilities Upon Termination. Upon termination of this Agreement for Material Default, in addition to other remedies provided in Paragraph 16.2(e) "Remedies," the Utilities shall have the option to:

                       (i) Acquire SJCC's rights, title and interest in and to any or all of SJCC's plant and capital equipment used by SJCC in carrying out its obligations under this Agreement and the Coal Leases and other leases in the SJCC premises including all SJCC's permits and reclamation bonds, paying SJCC therefore in cash the greater of the fair market value of SJCC's plant and capital equipment, and Coal Leases and other leases in the SJCC premises as determined by the Joint Committee, or SJCC's book cost net of depreciation of said plant and capital equipment, and the net value of the acquisition cost of the Coal Leases and other leases in the SJCC premises;

                       (ii) Require SJCC to dispose of any or all of SJCC's plant and capital equipment used by SJCC in carrying out its obligations under this Agreement, and interest in the Coal Leases and other leases in the SJCC premises including all SJCC's permits and reclamation bonds, for cash at prevailing market prices and to pay SJCC all costs of disposal plus the amount, if any, by which SJCC's book cost net of depreciation of said plant and capital equipment, and the net value of the acquisition cost of the Coal Leases and other leases in the SJCC premises exceed the amount received by SJCC on account of the disposal thereof; or

                       (iii) Exercise neither of the above options, in which
                             case SJCC shall retain such property interests as are necessary for the time required to satisfy all reclamation and other obligations, including, without limitation, the obligations pursuant to Paragraph 8.7 "Reclamation".

         (b) Notice of Election. Within thirty (30) days after termination of this Agreement, the Joint Committee will determine fair market value and book value of SJCC's plant, capital equipment and the Coal Leases and other leases in the SJCC premises, including all of SJCC's permits and reclamation bonds. The Joint Committee will not disband until it determines such values. Within thirty (30) days after receipt of the Joint Committee determination of value, the Utilities shall notify SJCC in writing which of the above three options the Utilities elect. In the event the Utilities elect option (a)(i), SJCC shall, within thirty (30) days of written notice of said election, deliver to Utilities a sufficient bill of sale or other appropriate instrument of conveyance, together with an invoice showing in reasonable detail the amount due, whereupon Utilities shall, within sixty (60) days thereafter, remit to SJCC the amount due. In the event Utilities shall elect option
                  (a)(ii), SJCC shall undertake to promptly dispose of its plant and capital equipment, and interest in the Coal Leases and other leases in the SJCC premises, including all of SJCC's permits and reclamation bonds, and shall thereafter invoice Utilities for the amount due SJCC (said invoice to show in reasonable detail the amount, if any, received as a result of said disposition, SJCC's book cost (net of depreciation) and the balance due), whereupon Utilities shall, within sixty (60) days of receipt of said invoice, remit to SJCC the amount due SJCC.

         (c) Terms of Transfer. Any transfer of all of SJCC's right, title and interest in and to the Coal Leases and other leases in the SJCC premises , including all of SJCC's permits and reclamation bonds shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the termination of this Agreement or extension thereof.

         (d) Liabilities Upon Termination. Upon termination the Utilities shall assume all financial obligations, if any, attributable to

                  (1) The then remaining term of the Assignment Agreement dated October 30, 1979, originally between Cimarron Coal Company and Western Coal Company and assigned to SJCC, as amended and modified; and,

                  2) All leases and subleases that are Coal Leases and other leases in the SJCC premises as of August 30, 2000 (including private royalty obligations or retained interests).

                  In addition, after termination of this Agreement, the Utilities remain obligated to pay for all surface reclamation associated with disturbance on the SJCC premises resulting in any way from the supply of coal to the San Juan Station prior to termination of this Agreement (including reclamation of surface mining and the surface effects of underground mining) and related liabilities, obligations and costs.

   16.4  Expiration.

         (a) In the event the Parties fail to agree to extend this Agreement pursuant to Paragraph 2.3, Parties have the obligation to negotiate diligently and in good faith with a view to concluding a new or revised agreement to be effective commencing at the expiration of this Agreement.


         (b) Upon expiration as provided in Paragraph 2, and in the event the Parties have not reached agreement pursuant to Paragraph 16.4(a) or upon expiration of this Agreement (or any extension or revision hereof) for any other reason, the Utilities may elect one of the options identified in Paragraph 16.3(a)(i), Paragraph 16.3(a)(ii) and Paragraph 16.3(a)(iii) of this Agreement.


         (c) Notice of Election. Within thirty (30) days after expiration of this Agreement, the Joint Committee will determine fair market value and book value of SJCC's plant, capital equipment and the Coal Leases, including all of SJCC's permits and reclamation bonds. The Joint Committee will not disband until it determines such values. Within thirty (30) days after receipt of the Joint Committee determination of value, the Utilities shall notify SJCC in writing which of the above three options the Utilities elect. In the event the Utilities elect option 16.3 (a)(i), SJCC shall, within thirty (30) days of written notice of said election, deliver to Utilities a sufficient bill of sale or other appropriate instrument of conveyance, together with an invoice showing in reasonable detail the amount due, whereupon Utilities shall, within sixty
                  (60) days thereafter, remit to SJCC the amount due. In the event Utilities shall elect option 16.3 (a)(ii), SJCC shall undertake to promptly dispose of its plant and capital equipment, and interest in the Coal Leases, including all of SJCC's permits and reclamation bonds, and shall thereafter invoice Utilities for the amount due SJCC (said invoice to show in reasonable detail the amount, if any, received as a result of said disposition, SJCC's book cost (net of depreciation) and the balance due), whereupon Utilities shall, within sixty (60) days of receipt of said invoice, remit to SJCC the amount due SJCC.

         (d) Terms of Transfer and Liabilities Upon Expiration. Any transfer of all of SJCC's rights, title and interest in and to the Coal Leases and other leases in the SJCC premises, including all of SJCC's permits and reclamation bonds, shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the expiration of this Agreement or extension thereof. After expiration of this Agreement, the Utilities remain obligated to pay for all reclamation and related liabilities, obligations and costs pursuant to Paragraph 8.7 "Reclamation".

8. Except as expressly amended herein, the CSA is in all respects hereby confirmed and ratified.

IN WITNESS WHEREOF, SJCC, and the Utilities, by their duly authorized representatives, have entered into this Amendment.



         PUBLIC SERVICE COMPANY OF NEW MEXICO





         By: /s/ Patrick J. Goodman                                    8/29/01
             ----------------------------------------                  -------

              Patrick J. Goodman, Vice President                       Date







         TUCSON ELECTRIC POWER COMPANY





         By: /s/ Kevin Larson                                          8/31/01
             -------------------------------------------------         -------

              Kevin Larson, Vice President                             Date







         SAN JUAN COAL COMPANY





         By: /s/ John W. Grubb                                         8/29/01
             ----------------------------------------                  -------

                  John W. Grubb, President                             Date